                                                                    EXHIBIT 10.3


                            STOCK PURCHASE AGREEMENT
                            ------------------------


            Stock Purchase Agreement (this "Agreement") made as of October 16, 2001 by and between Orthovita, Inc., a Pennsylvania corporation (the "Company"), and Paul Capital Royalty Acquisition Fund, L.P., Inc., a Delaware limited partnership (the "Investor").

            WHEREAS, the Company desires to offer for issuance (the "Offering") shares of its common stock, par value $0.01 per share (the "Common Stock"), upon the terms and subject to the conditions of this Agreement, and the Investor desires to purchase the number of shares of the Common Stock set forth next to its name on the signature page of this Agreement; and

            WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, Vita Special Purpose Corp., a Delaware corporation and a wholly-owned indirect subsidiary of the Company, and the Investor shall execute a Revenue Interests Assignment Agreement (the "Assignment Agreement") pursuant to which the Investor will acquire certain interests in revenues generated by certain sales of the Company's Products.

            NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company and the Investor hereby agree as follows:

Section 1.  Purchase and Sale of Common Stock
            ---------------------------------

     1.1.   Sale and Purchase.  Upon the terms and subject to the conditions
            -----------------
contained in this Agreement, the Company agrees to issue and sell to the Investor, and the Investor hereby agrees to purchase from the Company, 2,582,645 shares of Common Stock (the "Investor Shares").

     1.2.   Common Stock Purchase Price. The purchase price for the Common Stock
            ---------------------------
is $1.936 per share.

     1.3.   The Closing.  The closing of the purchase and sale of the shares of
            -----------
Common Stock (the "Closing") shall take place only when the Company deposits a copy of this Agreement countersigned by a duly authorized officer of the Company, in the mail or in an internationally recognized overnight courier service, delivers a copy of such countersigned document by hand or transmits it by facsimile to the Investor, and when the Investor delivers the Common Stock Purchase Price as provided below.

     1.4.   Closing Deliveries.  Except as set forth in Section 1.4(b) below,
            ------------------
prior to or at the Closing:

            (a) The Investor will pay or tender to the Company, by wire transfer or check payable to the Company in immediately available U.S. funds, $5,000,000 (five million dollars), representing the aggregate purchase price for the number of Investor Shares purchased by the Investor (the "Common Stock Purchase Price").

            (b) The Company shall issue and deliver to the Investor within two business days after the Closing a share certificate or certificates representing the Investor Shares acquired hereunder by the Investor, which certificate or certificates shall be registered in such Investor's name or such name as the Investor designates;

          (c) The Company and the Investor shall execute and deliver the Assignment Agreement;

          (d) The Company shall deliver to the Investor copies of the Company's Articles of Incorporation, Stock Option Plan and Bylaws certified by the secretary of the Company, in form and substance satisfactory to the Investor, duly approved by the Board of Directors of the Company and, in the case of the Articles of Incorporation, filed with the Department of State of the Commonwealth of Pennsylvania.

          (e) The Company shall deliver to the Investor a Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania.

Section 2.  Intentionally omitted.
            ----------------------

Section 3.  Representations and Warranties
            ------------------------------

     3.1.   Representations and Warranties of the Company.  The Company hereby
            ---------------------------------------------
represents and warrants to the Investor as of the date hereof that:

            (a) Organization, Good Standing and Qualification.  The Company is a
                ---------------------------------------------
corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own and operate its assets and properties, to conduct its business as it is currently being conducted (the "Business"), to execute and deliver this Agreement and the Assignment Agreement and to issue and sell the Investor Shares pursuant to this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction wherein the properties owned or leased or the business transacted by the Company makes such qualification to do business as a foreign corporation necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, financial condition, results of operations, prospects or properties of the Company (a "Material Adverse Effect").

            (b) Capitalization. The authorized capital of the Company consists
                --------------
of fifty million (50,000,000) shares of common stock, seventeen million one hundred forty one thousand seven hundred and seventy-two (17,141,772) shares of which are issued and outstanding prior to the Closing, and twenty million (20,000,000) shares of preferred stock, none of which are issued and outstanding prior to the Closing. The Investor Shares shall represent 10.6% of the issued and outstanding shares of the Company's capital stock on a fully-diluted basis (assuming that all warrants and options to purchase shares of the Company's capital stock have been exercised in full) as of the date of the Closing. Immediately after the consummation of the Offering, all issued and outstanding shares of capital stock of the Company will have been duly authorized and be validly issued and outstanding, fully paid and nonassessable.

            Except as otherwise set forth on Schedule 3.1(b), there are, and
                                             ---------------
immediately after consummation of the Offering there will be, no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities (except for the stock options issuable pursuant to the Company's stock option plan) or (ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of law, the Company's certificate of incorporation or charter documents or any contract to which the Company is a party. Except as otherwise set forth on Schedule 3.1(b),
                                                                ---------------
there is, and, immediately after the consummation of the Offering there will be, no lien created by the Company (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of shares of capital stock or other securities of the Company (whether outstanding or issuable).

            (c) Subsidiaries and Other Equity Investments. Except as set forth
                -----------------------------------------
on Schedule 3.1(c), the Company does not own, directly or indirectly, any
   ---------------
capital stock, membership interest, partnership interest or joint venture interest in, or any security issued by, any other person or entity. Schedule
                                                                    --------
3.1(c) sets forth the amount and description of any capital stock, partnership
------
interest or joint venture interest held by the Company. At the time of the Closing, the Company will own 100% of the issued and outstanding capital stock of Vita Licensing, Inc., and Vita Licensing, Inc. will own 100% of the issued and outstanding capital stock of Vita Special Purpose Corp..

            (d) Authorization.  All corporate action on the part of the Company
                -------------
and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Assignment Agreement and transactions contemplated hereby and thereby, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Investor Shares being issued hereunder, have been taken or will be taken prior to the Closing, and this Agreement and the Assignment Agreement have been duly executed by the Company, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

            (e) Valid Issuance of Common Stock. The shares of Common Stock, when
                ------------------------------
issued, sold and delivered in accordance with the terms hereof for the consideration stated herein, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances, except such as may be created or suffered by the Investor.

          (f)  Broker's or Finder's Fee.  The Company is unaware of any brokers,
               ------------------------
broker's fees, or finder's fees (collectively, "Broker's Fees"), existing or due by either the Company or the Investor in connection with this Agreement or the Assignment Agreement.

          (g)  Intentionally omitted.

          (h)  Commission Documents, Financial Statements.  The Common Stock
               ------------------------------------------
of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). As a result the Company satisfies the "Registrant Requirements" set forth by General Instruction I.A. of Form S-3, as promulgated by the Commission. The Company has delivered or made available to the Investor true and complete copies of the Commission Documents filed with the Commission since December 31, 2000. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Form 10-K for the year ended December 31, 2000 and the Forms 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001 complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, as of their respective dates, none of the Form 10-K and the Forms 10-Q referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed, and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (i)  Non-contravention. The execution, delivery and performance by the
               -----------------
Company of this Agreement and the Assignment Agreement, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof, including the issuance, sale and delivery of the Investor Shares have not and shall not, (a) violate any law to which the Company or any of its assets is subject, (b) violate or conflict with any provision of the Articles of Incorporation of the Company as in effect on the Closing, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract to which the Company is a party or by which any of the assets of the Company are bound, or (d) result in the imposition of any lien upon any of the assets of the Company other than any such violations, conflicts, breaches, defaults or liens which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect on the Company. Other than state "blue sky" securities filings and the filing with the Commission of a Form D, the Company has not been or is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental entity or any other person for the valid authorization, issuance and delivery of the Investor Shares.

          (j)  Compliance with Laws.  The Company (i) has complied in all
               --------------------
material respects with, and is in material compliance with, all laws applicable to it and its business and (ii) except for the regulatory clearances necessary to market its CORTOSS, and RHAKOSS products in the Territories, has all material governmental and other permits, licenses and other authorizations used or necessary in the conduct of the Business, except where the failure to comply with such laws or possess such governmental or other permits, licenses and other authorizations would not have a Material Adverse Effect. Such permits are in full force and effect, no violations with respect to any such permits have occurred, no material proceeding is pending or, to the Knowledge of the Company, threatened to revoke or limit any such permits. None of such permits shall be materially adversely affected as a result of the Company's execution and delivery of, or the performance of its obligations under, this Agreement or the Assignment Agreement, or the consummation of the transactions contemplated hereby or thereby. The Company has not received any written opinion or memorandum or written legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, or to the Company's financial condition, operations, property or affairs.

          (k)  Taxes.  The Company and each of the subsidiaries has accurately
               -----
prepared and filed all federal, state and other tax returns required by law, domestic and foreign, to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary for the years subsequent to December 31, 1998 have been audited by the Internal Revenue Service or other foreign governmental tax agency. The Company has no Knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

          (l)  No Consent or Approval Required.  No consent, approval or
               -------------------------------
authorization of, or declaration to or filing with, any person is required by the Company for the valid authorization, execution and delivery by the Company of this Agreement or the Assignment Agreement or for its consummation of the transactions contemplated hereby and thereby or for the valid authorization, issuance and delivery of the Investor Shares, other than those consents,
                                            -
approvals, authorizations, declarations or filings which have been obtained or made, as the case may be (other than such "blue sky" and other securities law filings as may be properly obtained subsequent to the Closing or as otherwise disclosed in the Assignment Agreement).

          (m)  Litigation and Other Proceedings.  There are no (i) proceedings
               --------------------------------
pending or, to the Knowledge of the Company, threatened against or involving the Company nor, to the Knowledge of the Company, threatened against or involving any officer or director of the Company in his or her capacity as an officer or director of the Company, whether at law or in equity, whether civil or criminal in nature or by or before any governmental entity, or (ii) orders of any governmental entity with respect to or involving the Company or, to the Knowledge of the Company, any of the officers or directors of the Company in his or her capacity as an officer or director of the Company.

          (n) Indebtedness. The Company is not in default with respect to any outstanding Indebtedness that individually or in the aggregate involves more than $50,000 or any instrument or agreement relating thereto, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by the Company or the operation of its business. Complete and correct copies of all instruments and agreements (including all amendments, supplements, waivers, and consents) that individually relate to any Indebtedness of the Company in excess of $100,000 have been furnished or made available to the Investor. "Indebtedness" means (a) all indebtedness for borrowed money, whether current or long-term, or secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services represented by a note or security agreement, (c) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases that have been or must be, in accordance with GAAP, recorded as capital leases in respect of which it is liable as lessee, (f) any liability in respect of banker's acceptances or letters of credit, and (g) all indebtedness of any person that is directly or indirectly guaranteed by the Company or that it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

          (o) Other Information. No written statement, information, report or materials prepared by or on behalf of Orthovita and furnished to Investor by or on behalf of Orthovita in connection with this Agreement or any Transaction Document or any transaction contemplated hereby or thereby, no written representation, warranty or statement made by Orthovita in any Transaction Document, and no schedule or exhibit hereto, in each case with respect to any of the foregoing, when taken together with all other such items constituting the foregoing, contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.

          (p)  Related Party Transactions.  Except for compensation and stock
               --------------------------
options granted to employees, consultants and non-employee directors of the Company and its subsidiaries, no current or former Affiliate of the Company is now, (i) a party to any transaction or contract with the Company involving amounts in excess of $60,000, (ii) indebted to the Company, or (iii) to the Knowledge of the Company, the direct or indirect owner of an interest in any person or entity which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly held companies). No current or former Affiliate of the Company is a guarantor or otherwise liable for any liability (including Indebtedness) of the Company.

          (q)  Environmental Compliance.  The Company and each of its
               ------------------------
subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, domestic or foreign, or from any other person, that are required under any Environmental Laws except where the failure to obtain such approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations would not have a Material Adverse Effect. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, to the Company's Knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

          (r)  ERISA.  No liability to the Pension Benefit Guaranty Corporation
               -----
has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if the Investor, or any person or entity that owns a beneficial interest in the Investor, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 3.1(r), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

          (s) Accuracy of Reports. All reports required to be filed by the Company on or after January 1, 2000 under the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act, have been duly filed, were in substantial compliance with the requirements of their respective forms, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.

           (t) Dilution. Except as set forth in Schedule 3.1(t), since July 11, 2001, the Company has not issued, created or granted (i) shares of its capital stock or other securities, or warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities (except for the stock options issuable pursuant to the Company's stock option plan) or (ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of law, the Company's articles of incorporation or charter documents or any contract to which the Company is a party.

     3.2.  Representations and Warranties of the Investor.  The Investor hereby
           ----------------------------------------------
represents and warrants to the Company that:

           (a)   Receipt of Agreements.  The Investor has received and reviewed
                 ---------------------
this Agreement and the Assignment Agreement.

           (b)   No Registration of Shares.  The Investor is aware that the
                 -------------------------
Securities have not been registered under the Act, that the offer and sale of the Securities are intended to be exempt from registration under the Act and the rules promulgated thereunder by the Commission, and that none of the Investor Shares may be sold, assigned, transferred or otherwise disposed of unless it is registered under the Act or an exemption from such registration is available. The Investor is also aware that the certificates for the Investor Shares will bear appropriate legends restricting their transfer pursuant to applicable law.

           (c)    Suitability of Investment.
                  -------------------------

           (i) The Investor is acquiring the Investor Shares for its own account for investment purposes only and not with a view to the resale or distribution thereof.

           (ii) The Investor has not and will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Investor Shares, except in accordance with applicable federal and state securities laws and the provisions of this Agreement.

           (iii) The Investor has such Knowledge and experience in financial, business and tax matters that the Investor is capable of evaluating the merits and risks relating to the Investor's investment in the Investor Shares and making an investment decision with respect to the Company.

           (iv) The Investor has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the investment in the Investor Shares.

           (v) Neither the Investor nor any of its Affiliates has engaged in any activity that would be deemed a "general solicitation" under the provisions of Regulation D under the Act.

           (vi) The Investor is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company.

           (vii) The Investor is aware that there are substantial risks incident to an investment in the Investor Shares.

           (viii) The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act as presently in effect.

           (d)    Authorization. All action on the part of the Investor
                  -------------
necessary for the authorization, execution and delivery of this Agreement and the Assignment Agreement and for the performance of all obligations of the Investor hereunder and thereunder has been taken. This Agreement and the Assignment Agreement have been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms .

            (e)  Broker's or Finder's Fee. The Investor is unaware of any
                 ------------------------
Broker's Fees existing or due by either the Company or the Investor in connection with this Agreement or the Assignment Agreement.

Section 4.  Covenants
            ---------

     The Company hereby covenants and agrees as follows:

     4.1    Rights of Inspection.  So long as the Investor beneficially owns at
            --------------------
least 7.5% of the Company's capital stock, the Investor shall have the right to visit, at the Investor's expense, and inspect any of the properties, books or records of the Company and to discuss its affairs, finances and accounts with the officers of the Company, all with reasonable notice and at such reasonably scheduled times during normal business hours and as often as may be reasonably requested but no more frequently than once per quarter.

     4.2    Board Meetings; Expenses.  The Company covenants to hold meetings of
            ------------------------
its board of directors (the "Board") not less frequently than once per calendar quarter.

     4..3   Litigation.  The Company shall notify the Investor in writing of any
            ----------
actual or threatened litigation or governmental proceeding in which the Company is involved and which, if determined adversely, would reasonably be expected to have a Material Adverse Effect on the Company, such notice to be given on the earlier of the day on which the Company (a) publicly announces such event, or
(b) notifies its shareholders of such event.

     4.4.   Compliance with Laws.  The Company will, and will cause its
            --------------------
subsidiaries, if any, to, comply in all material respects with the requirements of all material laws applicable to the Company, its subsidiaries, or their respective business.

     4.5    Use of Proceeds.  The Company shall use substantially all of the
            ---------------
Aggregate Purchase Price for the purposes set forth in Section 5.11(k) of the Assignment Agreement.

     4.6    Registration and Listing.  The Company (i) use its best commercially
            ------------------------
practicable efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) will comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) will comply with all requirements related to any registration statement filed pursuant to this Agreement, and (iv) will not take any action or file any document (whether or not permitted by the Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Act, except as permitted herein. The Company will take all commercially reasonable action necessary to continue the listing or trading of its Common Stock on the NASDAQ system, if applicable, at any time during which the Company's Common Stock is eligible for listing thereon, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ system.

     4.7    Registration Statement.  Within 45 days after the Closing Date, the
            ----------------------
Company shall cause to be filed with the Commission an initial registration statement on Form S-3 (the "Initial Registration Statement"), which Initial Registration Statement shall provide for the resale of the Investor Shares. The Company shall use its best commercially practicable efforts to cause the Initial Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, and, subject to Section 5(b) of this Agreement, shall maintain the effectiveness of the Initial Registration Statement and any successor Registration Statement until the earlier of either:
(i) the date on which all Investor Shares have been sold pursuant to the Initial Registration Statement or Rule 144 or (ii) two (2) years from the date of its effectiveness (the "Initial Effectiveness Period"). If, at the end of the Initial Effectiveness Period, Investor or Affiliates of the Investor collectively own 50% or greater of the number of Investor Shares originally issued to Investor, the Company shall maintain the effectiveness of the Initial Registration Statement for an additional two years or , if sooner, until all Investor Shares have been sold pursuant to the Initial Registration Statement or under Rule 144; provided, however, that if the Initial Registration Statement shall have lapsed or the Investor Shares registered thereunder shall have been deregistered prior to the time during which the Company is obligated to maintain the effectiveness of the Initial Registration Statement, within 45 days of receipt by the Company of the Investor's written demand therefor, the Company shall cause to be filed with the Commission a second Registration Statement on Form S-3 (the "Second Registration Statement").

The Company shall use its best commercially practicable efforts to cause the Second Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, and shall maintain the effectiveness of the Second Registration Statement and any successor Registration Statement until the earlier of either: (i) the date on which all Investor Shares have been sold pursuant to the Initial Registration Statement and the Second Registration Statement or Rule 144 or (ii) for a period of two
(2) years from the date of its effectiveness. In the event the Investor is not permitted to resell the Investor Shares pursuant to the Initial Registration Statement or, if required, the Second Registration Statement, due to the Company's non-compliance with its obligations under the Exchange Act or for any other similar reason, but would be permitted to resell the Investor Shares pursuant to a Registration Statement on another form prescribed by the Commission, the Company shall use its best commercially practicable efforts cause a Registration Statement on such other appropriate form to be filed within 60 days after the date the Form S-3 became unavailable for such resales, and to become effective as promptly thereafter as practicable. Such Registration Statement on such other form will permit the Investor to resell the Investor Shares pursuant to such Registration Statement. All costs and expenses associated with the Registration Statements described herein shall be borne by the Company, except for any underwriting fees, discounts or commissions attributable to the sale of Investor Shares by the Investor and not borne by the Company pursuant to Section 5(a).

     4.8    Notice.  The Company shall notify the Investor of the happening of
            ------
any event known to the Company as a result of which the prospectus included in any Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of Investor, the Company will prepare and furnish Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Investor, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

Section 5.  Disposition of Shares
            ---------------------

            (a) Investor agrees not to make any sale of the Investor Shares under the Registration Statement without effectively causing the prospectus delivery requirement under the Act to be satisfied, and Investor acknowledges and agrees that the Investor Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Investor Shares is accompanied by a separate officer's certificate, executed by an officer of, or other authorized person designated by, Investor, to the effect that (i) such Investor Shares have been sold pursuant to and in accordance with the Registration Statement and the "Plan of Distribution" section of the prospectus included therein and (B) the requirement of delivering a current prospectus has been satisfied, unless exempt from registration and prospectus delivery requirements.

            (b) Investor acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement (i) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act; or (ii) due to the existence of material non-public information relating to the Company that, in the reasonable opinion of the Company's board of directors or counsel, should not be disclosed. Investor agrees that it will not sell any Investor Shares during the period commencing at the time at which the Company gives Investor notice of the suspension of the use of said prospectus and ending at the time the Company gives Investor notice that Investor may thereafter effect sales pursuant to said prospectus. The Company shall only be able to suspend the use of said prospectus for periods aggregating no more than ninety (90) days in any twelve month period (the "Aggregate Period"), of which no individual period shall be longer than sixty (60) consecutive days; provided, that should a Lock-Up Period (as defined below in Section 5(c)) occur, then the Aggregate Period for the twelve month period during which such Lock-Up Period occurs shall be reduced by a number of days equal to the number of days in such Lock-Up Period, but in no case shall the Aggregate Period be reduced to a number of days that is less than sixty (60) days. Investor further agrees to notify promptly the Company in writing of any material changes in the information set forth in the Registration Statement relating to Investor or its plan of distribution, or of any supplemental information required to be included in the Registration Statement relating to its plan of distribution. The number of days during which the use of the prospectus is suspended under Section 5(b)(ii) (for reasons other than a Lock-Up

Period) shall be added to the duration of the period of time for which the Company is required to maintain the effectiveness of a Registration Statement under Section 4.7 hereof.

            (c) Investor agrees, in connection with any firm commitment underwritten offering of the Common Stock, upon the request of the managing underwriters of such offering, not to directly or indirectly (i) offer for sale, sell, pledge, contract to sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or (ii) enter into any swap or derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, without the prior written consent of such managing underwriters during the period of time beginning ten days prior to the date when such managing underwriters advise the Company that they expect to initiate such public offering and ending at a date not to exceed ninety days from the commencement of such public offering (the "Lock-Up Period"). Notwithstanding the foregoing, this obligation shall not apply to Investor unless each of the Company's directors and executive officers who beneficially owns shares of Common Stock enters into a similar agreement.

            (d) The Company may require the Investor to furnish to the Company information regarding the Investor and the distribution of the Investor Shares as is required by law to be disclosed in a Registration Statement, and the Investor agrees to furnish to the Company such information within a reasonable amount of time after receiving such request.

Section 6.  Indemnification
            ---------------

     6.1.   Company Indemnification. The Company covenants and agrees to defend,
            -----------------------
indemnify and save and hold harmless the Investor, together with its officers, directors, partners, shareholders, employees, trustees, affiliates (within the meaning of Rule 405 of the Commission under the Act), beneficial owners, attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Company or a third party claim) (collectively, "Investor Losses") alleged by any third parties not affiliated with the Investor arising out of or resulting from any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, the Assignment Agreement, or any inaccuracy in any writing delivered-pursuant to this Agreement at the Closing. Investor Losses resulting directly from the gross negligence or willful misconduct of the Investor or any of its respective officers, directors, employees, or any affiliate within the meaning of Rule 405 of the SEC under the Act are not covered under this Section. If and to the extent that the indemnification provided in this Section 6.1 is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. The Company shall not be liable for amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the prior written consent of the Company.

     6.2.   Investor Indemnification.  The Investor covenants and agrees to
            ------------------------
defend, indemnify and save and hold harmless the Company, together with its officers, directors, partners, shareholders, employees, trustees, affiliates (within the meaning of Rule 405 of the Commission under the Act), attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Investor or a third party claim) (collectively, "Company Losses"), arising out of or resulting from: (i) any breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement, the Assignment Agreement, or any inaccuracy in any writing delivered pursuant to this Agreement at the Closing. Company Losses resulting directly from the gross negligence or willful misconduct of the Company or any of its respective officers, directors, employees, or any affiliate within the meaning of Rule 405 of the Commission under the Act are not covered under this Section. If and to the extent that the indemnification provided in this Section 6.2 is unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. The Investor shall not be liable for amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the prior written consent of the Investor.

     6.3.  Indemnification Procedure.  Each party entitled to be indemnified
           -------------------------
pursuant to Section 6.1 and 6.2 (each, an "Indemnified Party") shall notify the other party in writing of any action against such Indemnified Party in respect of which the other party is or may be obligated to provide indemnification pursuant to Section 6.1 or 6.2, promptly after the receipt of notice or Knowledge of the commencement thereof. The omission of any Indemnified Party so to notify the other party of any such action shall not relieve such other party from any liability which it may have to such Indemnified Party except to the extent the other party shall have been materially prejudiced by the omission of such Indemnified Party so to notify it, pursuant to this Section 6.3. In case any such action shall be brought against any Indemnified Party and it shall notify the other party of the commencement thereof, the other party shall be entitled to participate therein and, to the extent that such other party may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from it to such Indemnified Party of its election so to assume the defense thereof, the other party will not be liable to such Indemnified Party under Section 6.1 or 6.2 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the other party; provided, however, that (i) if the other party shall elect
                    --------  -------
not to assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines (x) that there may be a conflict between the positions of the other party and of the Indemnified Party in defending such claim or action or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the other party, then not more than one firm of separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the other party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

     6.4.  Indemnification Non-Exclusive.  The foregoing indemnification
           -----------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

Section 7. Transfer Restrictions
           ---------------------

     7.1.  Restrictions on Transfer.  The Investor Shares have not been
           ------------------------
registered under the Act and may not be sold, assigned, transferred, or otherwise disposed of unless they are registered under the Act or an exemption from such registration is available. Sales or transfers of the Investor Shares are further restricted by state securities laws and the provisions of this Agreement.

     7.2.  Legend.  Unless sold pursuant to an effective registration statement,
           ------
each certificate representing the Investor Shares shall bear a legend substantially in the following form:

           "The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under the Act or, except as otherwise permitted pursuant to Rule 144 under the Act or another exemption from registration under the Act or an opinion of counsel reasonably satisfactory to Orthovita, Inc. is obtained to the effect that such registration is not required."

     7.3.  Removal of Legend.  The foregoing legend described in Section 7.2
           -----------------
shall be removed from the certificates representing any Investor Shares at the request of the holder thereof, at such time as (i) they are sold pursuant to an effective registration statement, (ii) they become eligible for resale pursuant to Rule 144(k) under the Act or another provision of Rule 144 of the Act pursuant to which all or a portion of such Common Stock could be sold in a single transaction, or (iii) an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the proposed transfer is exempt from the Act. The transfer agent for the Common Stock will issue new share certificates without the legend upon receipt of a certificate from the Investor stating that the Investor Shares have been registered or transferred pursuant to an effective registration statement under the Act or can be sold in reliance upon Rule 144 or if the Company has received an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from the Act.

Section 8.  Miscellaneous
            -------------

      8.1.  Confidentiality. All information obtained by the Investor or the
            ---------------
Company pursuant to or related to the execution of this Agreement, the Revenue Interests Assignment Agreement, or pursuant to information rights granted hereunder, is confidential and each recipient shall (i) maintain the same in confidence; provided, that, each recipient may disclose the same on a confidential basis to its officers, directors, employees, partners, security holders, consultants, attorneys, accountants, representatives and affiliates (the "Permitted Recipients") so long as the Permitted Recipients agree to maintain such information as confidential, and (ii) take all reasonable measures to prevent any Permitted Recipient of such recipient from disclosing the same. A recipient, however, shall not be required to maintain the confidentiality of those portions of the confidential information received by such recipient that
(i) become generally available to the public other than as a result of a disclosure by such recipient, (ii) were available to such recipient on a non-confidential basis prior to the disclosure of such information to the recipient pursuant to this Agreement or the Assignment Agreement, provided that the source of such information was not known by the recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or the Investor with respect to such material or (iii) become available to such recipient on a non-confidential basis from a source other than the Company or the Investor or their agents, advisors or representatives, provided that the source of such information was not known by the recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or the Investor with respect to such material. If a recipient of confidential information is required by applicable law or regulation or by legal process to disclose any confidential information or any other information concerning the Company or the Investor, then such recipient will promptly give notice to the Company or the Investor, as appropriate, of such requirement in order to enable the other party to seek an appropriate protective order or other remedy, and consult with the other party in respect of taking steps to resist or narrow the scope of such requirement or legal process. In the event that such protective order or other remedy is not obtained, each recipient will disclose only that portion of the confidential information which is legally required to be disclosed and will use the best efforts to ensure that all confidential information and other information that is so disclosed will be accorded confidential treatment. Investor shall not trade or cause or encourage any third party to trade, and shall instruct its Permitted Recipients, not to trade, and Investor shall otherwise use its commercially reasonable efforts to assure that none of its Permitted Recipients will trade (or cause or encourage any third party to trade), in any securities of the Company (or securities convertible into or exercisable for securities of the Company) while in possession of any material non-public information including, without limitation, the confidential information that may be disclosed by the Company hereunder or under any of the other Transaction Documents.


      8.2.  Survival of Warranties and Covenants. The representations and
            ------------------------------------
warranties set forth in Section 3 and the covenants contained in Section 4 hereof shall survive for 5 years; provided, however, that the representations and warranties set forth in Section 8.1 shall survive in perpetuity.

      8.3.  Successors and Assigns. This Agreement may not be assigned by the
            ----------------------
Investor or the Company without the prior written consent of the other party hereto.

      8.4.  Waiver and Amendment.  Neither this Agreement nor any provisions
            --------------------
hereof shall be modified, amended, discharged or terminated, except by an instrument in writing, signed by the party against whom any modification, amendment, discharge or termination is sought. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

      8.5.  Governing Law and Submission to Jurisdiction.  This Agreement shall
            --------------------------------------------
be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Investor and the Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the City of New York, Borough of Manhattan, for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Investor and the Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     8.6.  Waiver of Jury Trial.  Each party hereto hereby waives its rights to
           --------------------
a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto hereby further warrants and represents that such party has had the opportunity to review this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial (without a jury) by the court.

     8.7.  Definitions; Section and Other Headings.  Any capitalized term used
                        --------------------------
herein and not otherwise defined herein shall have the meaning ascribed to it in the Assignment Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     8.8.  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

     8.9.  Notices. All notices, consents, waivers and communications hereunder
           -------
given by any party to the other shall be in writing (including facsimile transmission) and delivered personally, by telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed:


If to the Company:                Orthovita, Inc.
                                  45 Great Valley Parkway
                                  Malvern, PA 19355
                                  Attn:  Bruce A. Peacock, President and CEO
                                  Phone:  (610) 407-5250
                                  Fax:  (610) 640-2603

with a copy to:                   Morgan, Lewis & Bockius LLP
                                  1701 Market Street
                                  Philadelphia, PA
                                  Attn: Stephen A. Jannetta, Esq.
                                  Phone: (215) 963-5000
                                  Fax: (215) 963-5299

If to the Investor:               Paul Capital Royalty Acquisition Fund, L.P.
                                  99 Park Avenue, 8th Floor
                                  New York, NY 10016
                                  Attn:  Walter Flamenbaum, M.D.
                                  Phone:  (212) 293-2216
                                  Fax:  (212) 293-2219

with a copy to:                   Morrison & Foerster LLP
                                  1290 Avenue of the Americas
                                  New York, New York 10104
                                  Attn:  Thomas J. Cassidy, Esq.
                                  Phone:  (212) 468-8000
                                  Fax:  (212) 468-7900
     or to such other address or addresses as the Company or the Investor may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three
(3) business days after dispatch, unless such communication is sent trans-Atlantic, in which case shall be deemed effective five (5) Business Days after dispatch, (b) when telecopied, telexed or facsimiled, be effective (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day (provided the sender receives confirmation of transmission), or (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day (provided the sender receives confirmation of transmission), (c) when delivered by a recognized overnight courier, be effective on the next Business Day after deposit with such courier; or (d) when delivered in person, be effective upon hand delivery.

     8.10.  Entire Agreement.  This Agreement, including any exhibits or
            ----------------
attachments hereto, supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and thereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof and thereof.

     8.11.  Expenses.  Except as otherwise expressly set forth in this Agreement
            --------
or the Assignment Agreement, each party shall pay all expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated hereby.

     8.12.  Further Assurances.  Each party hereto shall execute and deliver
            ------------------
such additional documents as may reasonably be necessary or desirable to consummate the transactions contemplated by this Agreement.

     8.13.  Severability.  Whenever possible, each provision of this Agreement
            ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned has executed this Agreement this 16th day of October, 2001.



PAUL CAPITAL ROYALTY
ACQUISITION FUND, L.P.


By:  /s/ Walter Flamenbaum
     -------------------------
     Name: Walter Flamenbaum
     Title:  Managing Member


ORTHOVITA, INC.


By:  /s/ Joseph Paiva
     ----------------
     Name: Joseph Paiva
     Title: Chief Financial Officer and Vice President

                                SCHEDULE 3.1(b)

                                CAPITALIZATION

                             Outstanding Warrants


               Common Shares        Expiry MM/YY   Exercise Price per Share


                     250,000                (1)                     $4.00
                     375,000                (2)                     $4.00
                     500,000                (3)                     $4.00
                     547,010             04/02                      $4.25
                     566,894             01/03                      $4.41
                      59,250             03/03                      $4.00
                      22,500             04/03                      $4.00
                       5,061             04/03                      $4.20
                      24,426             06/03                      $8.60
                      10,000             11/04                      $6.00
                      63,559             08/05                      $5.90
Total:             2,423,700


          (1) - two business days after an effective registration statement

          (2) - 60 trading days after an effective registration statement

          (3) - later of 03/31/02 or 60 trading days after an effective registration statement


Progress Capital, Inc. holds warrants to purchase 5,061 shares of Common Stock at an exercise price of $4.20 per share. Under Section 6(a) of these warrants, the holder is entitled to certain adjustments to the numbers of shares of Common Stock purchasable under the warrants, as well as the exercise price per share, if the Company issues or sells stock at a price below the per share exercise price of the warrants in effective immediately prior to such issuance or sale.

Ben Franklin/Progress Capital Fund, L.P. holds warrants to purchase 24,426 shares of Common Stock at an exercise price of $8.60 per share. Under Section 6(a) of these warrants, the holder is entitled to certain adjustments to the numbers of shares of Common Stock purchasable under the warrants, as well as the exercise price per share, if the Company issues or sells stock at a price below the per share exercise price of the warrants in effective immediately prior to such issuance or sale.

                                SCHEDULE 3.1(c)

                                 SUBSIDIARIES



                         Ortho, Inc. (wholly-owned subsidiary of Orthovita,
                         Inc.)

                         Partisyn Corp. (wholly-owned subsidiary of Orthovita, Inc.)

                         Vita Licensing, Inc. (wholly-owned subsidiary of Orthovita, Inc.)

                         Vita Special Purpose Corp. (wholly-owned subsidiary of Vita Licensing, Inc.)

                                SCHEDULE 3.1(t)

                                   DILUTION

          On March 19, 2001, the Company issued to Brown Simpson Partners I, Ltd. a Second Amended and Restated Common Stock Purchase Warrant to purchase 1,125,00 shares of the Company's common stock at an exercise price of $4.00 per share (the "Warrants"). Brown Simpson subsequently transferred the Warrants to S.A.C. Capital Associates, LLC and SDS Merchant Fund, L.P. In September 2001, the Company renegotiated the terms of the Warrants with S.A.C. and SDS. The new terms of the renegotiated Warrants are set forth below:

     . Warrants to purchase 625,000 shares of the Company's common stock have an exercise price of $4.00 per share and expire on December 31, 2001; provided, however, that if the warrant holder has not been able to freely sell the shares underlying the warrants for at least 60 trading days prior to December 31, 2001 under an effective registration statement registering the resale of the shares underlying the warrants, then the expiration date of the warrants shall automatically extend to the date that is the 60th trading day on which the warrant holder has been able to freely sell the underlying shares under the registration statement. The holders of these warrants must exercise warrants to purchase an aggregate of 250,000 shares of the Company's common stock within two trading days after the date on which the Commission declares the registration statement effective.

     . Warrants to purchase 500,000 shares of the Company's common stock have an exercise price of $4.00 per shares and expire on March 31, 2002; provided, however, that if the warrant holder has not been able to freely sell the shares underlying the warrants for at least 60 trading days prior to March 31, 2002 under an effective registration statement registering the resale of the shares underlying the warrants, then the expiration date of the warrants shall automatically extend to the date that is the 60th trading day on which the warrant holder has been able to freely sell the underlying shares under the registration statement.